Exhibit 23.1

Chang G. Park, CPA, Ph. D.

t 2667 CAMINO DEL RIO SOUTH PLAZA B t SAN DIEGO t CALIFORNIA 92108t

t TELEPHONE (858)722-5953 t FAX (858) 761-0341  t FAX (858) 764-5480

t E-MAIL changgpark@gmail.com t

March 15, 2011

To Whom It May Concern:

We consent to the incorporation by reference in the registration statements on Form 10-K of Selga, Inc. of our report dated on March 15, 2011, with respect to the audited financial statements of Selga, Inc., included in Form 10-K for the year ended December 31, 2010.

Very truly yours,

/s/ Chang G. Park

____________________________

Chang G. Park, CPA